Exhibit 23 (2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225325 on Form S-3 of our report dated April 4, 2017, relating to the consolidated financial statements and financial statement schedule of AEP Transmission Company, LLC and subsidiaries, appearing in or incorporated by reference in this Annual Report on Form 10-K of AEP Transmission Company, LLC for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 21, 2019